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                                                                    EXHIBIT 21.1

                  SUBSIDIARIES OF APAC CUSTOMER SERVICES, INC.

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SUBSIDIARY                                                      STATE OF INCORPORATION

APAC Insurance Services Agency, Inc.*                       Illinois

APAC Customer Services General Partner, Inc.                Illinois

APAC Customer Services, L.L.C.                              Illinois

APAC Customer Services of Illinois, Inc.                    Illinois

APAC TeleServices of Michigan, Inc.*                        Michigan

APAC TeleServices of Nevada, L.L.C.*                        Nevada

APAC Customer Services of Texas, L.P.                       Texas

APAC TeleServices, UK Limited*                              Incorporated in Scotland

ITI Holdings, Inc.                                          Delaware

ITI Marketing Services, Inc.                                Delaware

The APAC Group, Inc.*                                       Illinois

APAC M.I. Holdings, Inc.                                    Illinois

CustomerAssistance.com, Inc.                                Illinois

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* In the process of dissolving.